As filed with the Securities and Exchange Commission on November 17, 2023

Registration No. 333-267509

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTROCK COFFEE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2080 (Primary Standard Industrial Classification Code Number)	80-0977200 (I.R.S. Employer Identification Number)

4009 N. Rodney Parham Rd.
3rd Floor
Little Rock, Arkansas 72212
Telephone: (501) 975-1514

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert P. McKinney
4009 N. Rodney Parham Rd.
3rd Floor
Little Rock, Arkansas 72212
Telephone: (501) 320-4880

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
 Brandon C. Price, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On September 19, 2022, Westrock Coffee Company (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-267509), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2022. The Registrant subsequently filed Post-Effective Amendment No. 2 to such registration statement on May 24, 2023, which such post-effective amendment was declared effective by the SEC on May 31, 2023. The registration statement as amended through the date hereof is referred to as the “Registration Statement”.

The Registration Statement registered the (i) issuance of up to 19,144,120 shares of common stock, par value $0.01 per share (the “Common Shares”), of the Registrant that are issuable by the Registrant upon the exercise of its outstanding warrants and (ii) the potential offer and sale from time to time by the securityholders named therein of up to 94,177,736 Common Shares.

The Registrant is filing this Post-Effective Amendment (the “Post-Effective Amendment No. 4”) in connection with its registration statement on Form S-3 (File No. 333-274827) (the “Form S-3 Registration Statement”) to terminate the offering of its securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 4, any and all securities registered under the Registration Statement that remain unsold as of immediately prior to the effectiveness of the Form S-3 Registration Statement and terminates the effectiveness of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on November 17, 2023 in the City of Little Rock in the State of Arkansas.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

NOTE: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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